Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equitrans Midstream Corporation Employee Savings Plan of our report dated February 14, 2019, with respect to the consolidated financial statements of Equitrans Midstream Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst and Young

Pittsburgh, Pennsylvania
May 7, 2019